
PEDIATRIC CENTER





3Q14 | Supplemental Information

HEALTHCARE REIT™

Table of Contents

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Portfolio Composition(1)

	Age	Properties		Investment Balance	% of Total		Committed Balance	Beds / Units / Square Feet		Per Bed / Unit / Square Foot
Seniors housing triple-net	13	386	$	5,912,830	26.4%	$	5,997,634	36,875	$	157,961
Skilled nursing/post-acute	26	242		3,180,441	14.2%		3,205,728	31,227		100,888
Seniors housing operating	14	345		8,606,390	38.4%		8,628,314	38,849		240,678
Hospital	15	27		597,912	2.7%		597,912	1,682		314,932
Medical office	12	239		3,791,518	16.9%		3,872,297	15,439,692		252
Life science	16	7		321,147	1.4%		321,138	1,188,346		552
Total	**15**	**1,246**	**$**	**22,410,238**	**100.0%**	**$**	**22,623,023**			

	Bed / Unit Mix				
	Independent Living	Assisted Living	Memory Care	Skilled Nursing	Total
Seniors housing triple-net	11,008	18,565	6,231	1,071	36,875
Skilled nursing/post-acute	-	637	170	30,420	31,227
Seniors housing operating	16,842	14,469	7,360	178	38,849
Total	27,850	33,671	13,761	31,669	106,951

NOI Performance(1)

	Same Store(2)						Total Portfolio			
	Properties		3Q13 Cash NOI		3Q14 Cash NOI	% Change	Properties		Annualized NAV NOI(3)	% of Total
Seniors housing triple-net(4)	291	$	92,126		94,619	2.7%	386	$	502,704	26.8%
Skilled nursing/post-acute(4)	222		76,630		78,898	3.0%	242		332,960	17.9%
Seniors housing operating	318		148,949		160,250	7.6%	345		664,836	35.7%
Hospitals(4)	19		11,490		11,789	2.6%	27		58,972	3.2%
Medical office	180		56,155		58,021	3.3%	239		281,632	15.1%
Life science	7		7,060		5,867	-16.9%(5)	7		23,468	1.3%
Total	**1,037**	**$**	**392,410**	**$**	**409,444**	**4.3%**	**1,246**	**$**	**1,864,572**	**100.0%**

Portfolio Performance(1)

				Facility Revenue Mix			
Stable Portfolio(6)	Occupancy	EBITDAR Coverage(7)	EBITDARM Coverage(7)	Private Pay	Medicaid	Medicare	Other Government(8)
Seniors housing triple-net	89.2%	1.12x	1.30x	88.9%	4.8%	5.4%	0.9%
Skilled nursing/post-acute	88.1%	1.31x	1.67x	22.7%	49.5%	27.8%	0.0%
Seniors housing operating	90.9%	n/a	n/a	98.0%	0.2%	0.2%	1.6%
Hospital	66.0%	2.04x	2.37x	34.0%	5.3%	60.7%	0.0%
Medical office	94.1%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Life science	85.3%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		**1.27x**	**1.55x**	**86.8%**	**6.7%**	**5.4%**	**1.1%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Excludes entrance fee portfolio. See page 26 for reconciliation.

(3) See page 25 for reconciliation.

(4) Same store cash NOI for these property types represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(5) Excluding one property that recently became vacant, the remaining life science portfolio had same store cash NOI of 3.5% for the current quarter. See page 8.

(6) Data as of September 30, 2014 for seniors housing operating, medical office and life science and June 30, 2014 for remaining asset types. Excludes assets transitioned less than 12 months prior as well as assets disposed of subsequent to June 30, 2014.

(7) Represents trailing twelve month coverage metrics.

(8) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at HCN pro rata ownership)

Investment Balance Diversification

By Partner:	Total Properties		Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science	Total	% of Total
Sunrise Senior Living	137	$	- $	- $	4,150,818 $	- $	- $	4,150,818	18.5%
Genesis HealthCare	180		57,174	2,613,807	-	-	-	2,670,981	11.9%
Brookdale Senior Living	146		1,102,842	-	248,369	-	-	1,351,211	6.0%
Benchmark Senior Living	39		25,049	-	854,274	-	-	879,323	3.9%
Revera	48		-	-	864,077	-	-	864,077	3.9%
Senior Lifestyle	40		832,137	-	-	-	-	832,137	3.7%
Belmont Village	19		-	-	785,341	-	-	785,341	3.5%
Brandywine Senior Living	27		758,707	-	-	-	-	758,707	3.4%
Chartwell Retirement Residences	41		-	-	400,991	-	-	400,991	1.8%
Sagora Senior Living	16		398,715	-	-	-	-	398,715	1.8%
Remaining	553		2,738,206	566,634	1,302,520	597,912	4,112,665	9,317,937	41.6%
Total	**1,246**	**$**	**5,912,830 $**	**3,180,441 $**	**8,606,390 $**	**597,912 $**	**4,112,665 $**	**22,410,238**	**100.0%**

NOI Diversification[1]

	Total Properties		Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science	Total	% of Total
By Country:									
United States	1,093	$	129,064 $	100,318 $	113,314 $	20,978 $	75,688 $	439,468 [2]	87.7%
Canada	92		-	-	27,294	-	-	27,294	5.5%
United Kingdom	61		7,461	-	26,584	-	-	34,045	6.8%
Total	**1,246**	**$**	**136,525 $**	**100,318 $**	**167,192 $**	**20,978 $**	**75,688 $**	**500,807**	**100.0%**
By MSA:									
New York	59	$	15,622 $	6,747 $	11,706 $	- $	1,136 $	35,211	7.0%
Philadelphia	53		6,496	15,577	1,961	1,145	5,291	30,470	6.1%
Boston	44		817	5,711	8,761	-	6,296	21,585	4.3%
Greater London	22		1,770	-	16,849	-	-	18,619	3.7%
Los Angeles	45		678	-	14,008	-	2,243	16,929	3.4%
Dallas	41		4,954	-	2,970	745	5,913	14,582	2.9%
Chicago	32		6,573	267	6,799	354	421	14,414	2.9%
Seattle	24		6,801	-	2,810	-	3,093	12,704	2.5%
Washington DC	24		1,338	5,178	4,688	-	214	11,418	2.3%
Houston	29		596	2,374	1,934	68	3,740	8,712	1.7%
Milwaukee	17		2,284	-	-	1,075	4,153	7,512	1.5%
Atlanta	25		2,173	-	1,872	-	3,241	7,286	1.5%
Miami	31		2,513	444	-	-	4,181	7,138	1.4%
San Diego	10		-	-	6,269	687	-	6,956	1.4%
San Francisco	8		2,709	-	2,953	322	-	5,984	1.2%
Baltimore	17		-	5,364	-	-	482	5,846	1.2%
Toronto	17		-	-	5,644	-	-	5,644	1.1%
Providence	10		-	3,606	1,842	-	-	5,448	1.1%
Kansas City	14		1,469	226	2,089	-	1,475	5,259	1.1%
Riverside	8		619	-	248	3,122	1,052	5,041	1.0%
Remaining	716		79,113	54,824	73,789	13,460	32,757	254,049 [2]	50.7%
Total	**1,246**	**$**	**136,525 $**	**100,318 $**	**167,192 $**	**20,978 $**	**75,688 $**	**500,807**	**100.0%**

Notes:

(1) Represents NOI including properties sold or classified as held for sale for the three months ended September 30, 2014, including joint ventures.

(2) Includes $106,000 of other corporate income.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates 289 premium private pay seniors housing communities with over 26,285 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 9/30/2014, the HCN portfolio consisted of 137 private pay seniors housing facilities with an investment balance of $4.15 billion.

Genesis HealthCare, located in Kennett Square, PA, is a privately held company that is the nation's largest skilled nursing care provider with more than 400 skilled nursing centers and assisted living residences in 28 states nationwide. Genesis also provides rehabilitation therapy to over 1,350 healthcare providers in 45 states. As of 9/30/2014, the HCN portfolio consisted of 180 facilities in 16 states with an investment balance of $2.67 billion.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates 1,150 seniors housing facilities units located in 46 states with 111,000 units. As of 9/30/2014, the HCN portfolio consisted of 146 seniors housing facilities in 30 states with an investment balance of $1.35 billion.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 50 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 9/30/2014, the HCN portfolio consisted of 39 private pay seniors housing facilities in six states with an investment balance of $879 million.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 9/30/2014, the HCN portfolio consisted of 48 private pay seniors housing facilities located across five Canadian Provinces with an investment balance of $864 million.

Senior Lifestyle, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 140 facilities in 26 states. As of 9/30/2014, the HCN portfolio consisted of 40 private pay seniors housing facilities in ten states with an investment balance of $832 million.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of 9/30/2014, the HCN portfolio consisted of 19 private pay seniors housing facilities in six states with an investment balance of $785 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 9/30/2014, the HCN portfolio consisted of 27 private pay seniors housing facilities in five states with an investment balance of $759 million.

Chartwell Retirement Residences (TSX:CSH), is a publicly traded company located in Mississauga, Ontario, that operates 211 facilities with over 30,000 units in North America, and is the largest seniors housing operator in Canada. As of 9/30/2014, the HCN portfolio consisted of 41 private pay seniors housing facilities located across four Canadian Provinces with an investment balance of $401 million.

Sagora Senior Living is a privately held company located in Fort Worth, Texas, that operates 17 facilities with over 2,600 units in four states. As of 9/30/2014, the HCN portfolio consisted of 16 private pay seniors housing facilities located across four states with an investment balance of $399 million.

Portfolio Performance - Triple-Net Payment Coverage Stratification[1]

	EBITDARM Coverage						EBITDAR Coverage					
% of total HCN NOI	Seniors Housing Triple- net	Skilled Nursing/ Post- Acute	Hospital	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple- net	Skilled Nursing/ Post- Acute	Hospital	Total	Weighted Average Maturity	Number of Leases
<0.85x						-	1.3%	0.1%		1.4%	7	3
0.85x-0.95x		0.1%		0.1%	8	1	0.4%			0.4%	13	2
0.95x-1.05x	1.4%			1.4%	8	3	7.1%			7.1%	13	5
1.05x-1.15x	7.1%			7.1%	13	5	1.7%	0.6%		2.3%	11	6
1.15x-1.25x	0.3%			0.3%	12	1	3.0%	0.5%		3.5%	10	4
1.25x-1.35x	3.0%			3.0%	9	5	1.5%	15.2%	0.6%	17.2%	15	8
>1.35x	7.3%	18.5%	3.1%	28.9%	13	26	4.1%	2.1%	2.5%	8.7%	9	13
Total	**19.1%**	**18.6%**	**3.1%**	**40.8%**	**13**	**41**	**19.1%**	**18.6%**	**3.1%**	**40.8%**	**13**	**41**


% NOI
40%
30%
20%
10%
0%
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDARM Coverage


% NOI
40%
30%
20%
10%
0%
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDAR Coverage

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	Unit Types	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI	Current on Rent[2]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Skilled nursing/post-acute	NF	0.86x	0.52x	0.1%	X	X	X		
Seniors housing triple-net	IL / AL / DEM / NF	1.00x	0.68x	0.8%	X	X	X		X
Seniors housing triple-net	AL / DEM	0.97x	0.83x	0.4%	X	X	X	X	
Seniors housing triple-net	IL / AL / DEM / NF	1.04x	0.86x	0.1%	X	X	X	X	
Seniors housing triple-net	IL / AL / DEM	1.08x	0.89x	0.3%	X	X	X	X	

Notes:

(1) Represents trailing twelve month coverage metrics as of June 30, 2014. Annualized NAV NOI is detailed on page 25. Agreements included represent 81% of total seniors housing triple-net, skilled nursing/post-acute and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment. Excludes assets transitioned in the last 12 months. Excludes assets disposed of subsequent to June 30, 2014.

(2) Rent is current if < 90 days outstanding as of September 30, 2014.

(dollars in thousands at HCN pro rata ownership)

Seniors Housing Operating

Total Performance

	3Q13	4Q13	1Q14	2Q14	3Q14
Properties	320	323	334	335	345
Average age (years)	13	13	13	14	14
Beds/Units	35,645	35,958	38,064	38,172	38,849
Investment balance	$ 8,270,702	$ 8,235,846	$ 8,527,562	$ 8,578,971	$ 8,606,390
Total occupancy	89.1%	89.4%	89.1%	89.4%	90.7%
Total revenues	$ 457,698	$ 448,513	$ 456,365	$ 477,573	$ 492,285
Operating expenses	$ 304,965	$ 301,814	$ 308,054	$ 315,092	$ 325,093
NOI	$ 152,733	$ 146,699	$ 148,311	$ 162,481	$ 167,192
Total cap-ex/TI/LC	$ 13,888	$ 11,263	$ 9,243	$ 12,141	$ 12,096
REVPOR(1)	$ 6,231	$ 6,316	$ 6,495	$ 6,474	$ 6,456

Same Store Performance(2)

	3Q13	4Q13	1Q14	2Q14	3Q14
Properties	318	318	318	318	318
Occupancy	89.0%	89.6%	89.3%	89.7%	90.8%
Cash revenues	$ 437,700	446,367	449,538	457,499	466,589
Cash operating expenses	$ 288,751	296,945	302,006	301,929	306,339
Cash NOI	$ 148,949	149,422	147,532	155,570	160,250
Year-over-year growth rate					7.6%
TTM capex percentage of NOI					7.1%

Secured Debt

	Amount	Blended Interest Rate	Weighted Average Maturity
Consolidated principal balance (pro rata)	$ 1,464,521	4.5%	5.0
Unconsolidated principal balance (pro rata)	$ 387,632	4.7%	3.4

Quality Indicators

	US Benchmark	3Q14
% Located East & West Coast + Top 31 MSA(3)		92.5%
REVPOR(1)	$ 4,367 (4)	$ 6,456
Average Housing Value(5)	$ 249,177	$ 433,739

Partner Diversification

	Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$ 4,150,818	137	10,881	99.5%
Revera	864,077	48	5,160	75.0%
Benchmark Senior Living	854,274	37	3,276	95.0%
Belmont Village	785,341	19	2,614	95.0%
Chartwell Retirement Residences	400,991	41	7,957	54.4%
Senior Star Living	375,843	10	1,981	90.0%
Senior Resource Group	369,098	10	2,008	46.8%
Merrill Gardens	315,639	10	1,428	80.0%
Brookdale Senior Living	248,369	13	1,786	80.0%
Silverado Senior Living	241,940	20	1,758	95.1%
Total	$ 8,606,390	345	38,849	86.6%

Notes:

(1) U.S. properties only. See page 24 for reconciliations.

(2) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period. All dollars are reported at HCN's current ownership percentage. Results of Canadian properties translated at a USD/CAD rate of 1.01 and UK properties at a GBP/USD rate of 1.60.

(3) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(4) Source: NIC (National Investment Center).

(5) HCN average housing values based on a three mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

(dollars in thousands at HCN pro rata ownership)

Medical Office Buildings

Portfolio Composition	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	199	13,510,159	$ 3,412,147	$ 95,666	$ 30,996	$ 64,670	12	94.9%
Unaffiliated	22	935,543	231,043	5,803	2,462	3,341	17	81.7%
Core	221	14,445,702	3,643,190	101,469	33,458	68,011	12	94.1%
Equity investment	6	405,414	41,547	1,214	310	904		
Development	5	431,151	57,042	-	-	-		
Loans	3	157,425	28,546	770	-	770		
Land	4	-	21,193	-	-	-		
Total	239	15,439,692	$ 3,791,518	$ 103,453	$ 33,768	$ 69,685		

Core Performance(1)	3Q13	4Q13	1Q14	2Q14	3Q14
Properties	182	192	194	204	221
Square feet	12,290,804	12,962,140	13,156,463	13,743,704	14,445,702
Investment balance	$ 3,071,394	$ 3,224,850	$ 3,237,998	$ 3,429,601	$ 3,643,190
Occupancy	94.3%	94.5%	94.3%	94.5%	94.1%
Total revenue	$ 86,965	$ 89,632	$ 95,582	$ 97,287	$ 101,469
Operating expenses	$ 28,717	$ 28,285	$ 31,751	$ 32,167	$ 33,458
NOI from continuing operations	$ 58,248	$ 61,347	$ 63,831	$ 65,120	$ 68,011
Total cap-ex/TI/LC	$ 4,269	$ 8,939	$ 3,082	$ 3,180	$ 5,829
Revenues per square foot(2)	$ 28.86	$ 28.17	$ 29.58	$ 28.91	$ 28.80
NOI per square foot(2)	$ 19.31	$ 19.27	$ 19.75	$ 19.32	$ 19.21
Capex per square foot(2)	$ 1.40	$ 2.77	$ 0.99	$ 0.94	$ 1.63

Same Store Performance(1)	3Q13	4Q13	1Q14	2Q14	3Q14
Properties	180	180	180	180	180
Square feet	12,101,745	12,101,745	12,101,745	12,101,745	12,101,745
Investment balance	$ 3,014,455	$ 2,990,894	$ 2,958,295	$ 2,931,374	$ 2,905,398
Occupancy	94.3%	94.5%	94.4%	94.5%	94.3%
Cash revenues	$ 83,579	$ 83,882	$ 85,545	$ 85,937	$ 85,998
Cash operating expenses	$ 27,424	$ 26,753	$ 27,958	$ 27,900	$ 27,977
Cash NOI	$ 56,155	$ 57,129	$ 57,587	$ 58,037	$ 58,021
Year-over-year growth rate					3.3%

Expirations(1)	2014	2015	2016	2017	2018	Thereafter
Occupied square feet	250,466	656,492	835,062	1,156,909	905,682	9,784,268
% of portfolio	1.7%	4.5%	5.8%	8.0%	6.3%	67.8%

Notes:

(1) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments, properties sold or classified as held for sale and development properties.

(2) Annualized.

(dollars in thousands, except per square foot, at HCN pro rata ownership)

Medical Office Buildings

Portfolio Diversification by Tenant[1]	Occupied Square Feet	% of Total
Aurora Health Care	1,441,588	10.6%
Kelsey-Seybold	656,498	4.8%
Virtua	535,991	3.9%
Texas Health Resources	355,068	2.6%
SSM Healthcare	343,830	2.5%
Remaining Portfolio	10,255,905	75.6%
Total	**13,588,880**	**100.0%**

Portfolio Diversification by State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot
Texas	42	2,813,858	18.2%	$ 807,287	$ 287
Florida	38	1,757,866	11.4%	489,338	278
California	21	1,055,230	6.8%	328,647	311
Wisconsin	18	1,441,588	9.3%	258,894	180
New Jersey	7	880,581	5.7%	230,470	262
Georgia	11	900,531	5.8%	178,443	198
Washington	6	498,468	3.2%	162,688	326
Indiana	8	559,813	3.6%	158,254	283
Missouri	7	541,844	3.5%	154,823	286
Minnesota	7	569,251	3.7%	130,067	228
Remaining Portfolio	74	4,420,662	28.8%	973,386	220
Total	**239**	**15,439,692**	**100.0%**	**$ 3,872,297**	**$ 251**

Portfolio Characteristics[1]	
Health system affiliated properties as % of NOI	95.1%
Health system affiliated tenants as % of rental income	57.6%
Retention (trailing twelve months)	78.9%
In-house managed properties as % of square feet	98.9%
Average remaining lease term	7.3 yrs

Notes:

(1) Excludes mortgages, land, equity investments, properties sold or classified as held for sale and development properties.

(dollars in thousands at HCN pro rata ownership)

Life Science Buildings

Total Performance	3Q13	4Q13	1Q14	2Q14	3Q14
Properties	7	7	7	7	7
Average age (years)	15	15	15	16	16
Square feet	1,188,132	1,188,132	1,188,346	1,188,346	1,188,346
Investment balance	$ 324,643	$ 322,647	$ 323,158	$ 322,986	$ 321,147
Occupancy[1]	97.9%	97.7%	95.0%	97.5%	85.3%
Total revenues	$ 11,241	$ 11,435	$ 10,977	$ 10,763	$ 9,862
Operating expenses	$ 3,577	$ 4,047	$ 3,842	$ 3,752	$ 3,859
NOI[2]	$ 7,664	$ 7,388	$ 7,135	$ 7,011	$ 6,003
Total cap-ex/TI/LC	$ 7	$ 335	$ -	$ -	$ -

Same Store Performance	3Q13	4Q13	1Q14	2Q14	3Q14
Properties	7	7	7	7	7
Cash revenues	$ 10,622	$ 10,899	$ 10,496	$ 10,610	$ 9,710
Cash operating expenses	$ 3,562	$ 4,031	$ 3,826	$ 3,736	$ 3,843
Cash NOI	$ 7,060	$ 6,868	$ 6,670	$ 6,874	$ 5,867
Year-over-year growth rate					-16.9%[3]

Secured Debt[4]	Amount	Blended Interest Rate	Weighted Average Maturity
Unconsolidated principal balance	$ 166,795	4.6%	3.5

By Tenant	Occupied Square Feet	% of Total
Millennium (Takeda)	498,509	49.2%
Novartis	176,301	17.4%
Ariad Pharmaceuticals	126,509	12.5%
Brigham and Women's Hospital	125,096	12.3%
Aastrom Biosciences	56,853	5.6%
Remaining	30,062	3.0%
Total[5]	**1,013,330**	**100.0%**

Notes:

(1) Occupancy represents the percentage of total rentable square feet leased and occupied, as of the date reported. As of September 30, 2014, 86,308 rentable square feet of signed leases have not commenced and therefore, are not reflected in occupancy.

(2) NOI includes amortization of below market rents and straight-line rent of $152,000 and non-cash expense of $16,000 for the three months ended September 30, 2014.

(3) Includes impact of recently vacated building that is in the process of being re-leased (as described in Note 1). Excluding the impact of that property, same store cash NOI for the remaining portfolio was 3.5% for the current quarter.

(4) Pro rata share of non-recourse debt to HCN, secured by the joint venture's assets.

(5) Excludes two parking garages consisting of 1,709 spaces included in the HCN/Forest City joint venture.

(dollars in thousands at HCN pro rata ownership)

Development Activity

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/13	2014 YTD Funding	2014 YTD Conversions	CIP Balance at 9/30/14
Development Properties						
Seniors housing triple-net	7	611	$ 26,147	$ 41,370	$ (22,068)	$ 45,449
Skilled nursing/post-acute	4	488	57,913	15,902	(49,501)	24,314
Seniors housing operating	2	172	-	28,887	-	28,887
Medical office	9	680,181	42,604	71,245	(56,807)	57,042
Sub-total	22		126,664	157,404	(128,376)	155,692
Expansion Projects						
Seniors housing triple-net	13	253	5,455	22,062	(9,298)	18,219
Seniors housing operating	3	42	3,701	4,212	(3,170)	4,743
Hospital	1	16	4,951	-	(4,951)	-
Sub-total	17		14,107	26,274	(17,419)	22,962
Total	39		$ 140,771	$ 183,678	$ (145,795)	$ 178,654

Development Funding Projections

	Projects	Beds / Units / Square Feet	Projected Yields[1]	Projected Future Funding: 2014 Funding	Projected Future Funding: Funding Thereafter	Projected Future Funding: Total Unfunded Commitments	Committed Balances
Development Properties							
Seniors housing triple-net	5	460	7.5%	$ 17,501	$ 49,704	$ 67,205	$ 112,654
Skilled nursing/post-acute	2	254	9.4%	23,900	1,386	25,286	49,600
Seniors housing operating	2	172	8.3%	2,600	13,466	16,066	44,953
Medical office	5	431,151	7.6%	34,816	31,219	66,035	123,077
Sub-total	14		7.9%	78,817	95,775	174,592	330,284
Expansion Properties							
Seniors housing triple-net	13	220	8.1%	19,546	16,547	36,093	54,312
Senior housing operating	2	29	7.0%	5,857	-	5,857	10,600
Sub-total	15		7.9%	25,403	16,547	41,950	64,912
Total	29		7.9%	$ 104,220	$ 112,322	$ 216,542	$ 395,196

Development Project Conversion Estimates[2]

Quarterly Conversions

	Amount	Projected Yields[1]
1Q14 actual	$ 51,280	8.3%
2Q14 actual	63,088	9.0%
3Q14 actual	14,008	7.5%
4Q14 estimate	54,534	8.2%
1Q15 estimate	92,694	7.8%
2Q15 estimate	59,414	7.8%
3Q15 estimate	49,600	9.4%
4Q15 estimate	23,156	8.3%
1Q16 estimate	50,886	6.3%
	458,660	8.1%

Annual Conversions

	Amount	Projected Yields[1]
2014 estimate	182,910	8.5%
2015 estimate	224,864	8.2%
2016 estimate	50,886	6.3%
2017 estimate	-	-
2018 + estimate	-	-
Total	458,660	8.1%

Notes:

(1) Actual yields may be higher if the USTN rate increases. MOBs and SHOs represent stabilized yields.

(2) Excludes expansion projects.

(dollars in thousands at HCN pro rata ownership)

Development Projects Summary[1]

Seniors Housing Triple-Net

Facility	Unit Mix: Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing		Commitment Amount		Balance at 9/30/14	Estimated Conversion
Upper Providence, PA	96	-	74	22	-	$	28,740	$	17,319	1Q15
Mahwah, NJ	96	-	69	27	-		28,755		11,698	2Q15
Haddonfield, NJ	52	-	26	26	-		18,627		8,519	2Q15
Derby, England	74	-	37	37	-		12,032		4,942	2Q15
Edmond, OK	142	45	74	23	-		24,500		2,971	1Q16
Subtotal	**460**	**45**	**280**	**135**	**-**	**$**	**112,654**	**$**	**45,449**	

Skilled Nursing/Post-Acute

Facility	Unit Mix: Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing		Commitment Amount		Balance at 9/30/14	Estimated Conversion
Frederick, MD	130	-	-	-	130	$	19,000	$	10,257	3Q15
Piscataway, NJ	124	-	-	-	124		30,600		14,057	3Q15
Subtotal	**254**	**-**	**-**	**-**	**254**	**$**	**49,600**	**$**	**24,314**	

Seniors Housing Operating

Facility	Unit Mix: Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing		Commitment Amount		Balance at 9/30/14	Estimated Conversion
Edgbaston, England	70	-	70	-	-	$	21,797		18,018	1Q15
Camberley, England	102	12	90	-	-		23,156		10,869	4Q15
Subtotal	**172**	**12**	**160**	**-**	**-**	**$**	**44,953**	**$**	**28,887**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased %	Health System Affiliation		Commitment Amount		Balance at 9/30/14	Estimated Conversion
Burnsville, MN	123,857	73%	Yes		36,087		22,885	4Q14
Humble, TX	36,475	100%	Yes		10,885		7,318	4Q14
Bettendorf, IA	40,493	100%	Yes		7,561		6,101	4Q14
Houston, TX[2]	51,057	100%	Yes		17,600		6,543	1Q15
Shenandoah, TX	80,085	100%	Yes		24,557		12,377	1Q15
Bel Air, MD	99,184	85%	Yes		26,387		1,818	1Q16
Subtotal	**431,151**	**89%**		**$**	**123,077**	**$**	**57,042**	
Total Development Projects				**$**	**330,284**	**$**	**155,692**	

Notes:

(1) Excludes expansion projects.

(2) Major property expansion being treated as a development project.

(dollars in thousands at HCN pro rata ownership)

Unstabilized Properties[1]

	6/30/14 Properties	Stabilizations	Construction Conversions	Other[2]	9/30/14 Properties
Seniors housing triple-net	32	(3)	0	2	31
Skilled nursing/post-acute	5	0	0	1	6
Seniors housing operating	0	0	0	6	6
Hospital	2	0	0	(1)	1
Total	**39**	**(3)**	**0**	**8**	**44**

	9/30/14 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	31	3,419	$ 658,265	2.9%
Skilled nursing/post-acute	6	714	113,931	0.5%
Seniors housing operating	6	375	146,113	0.7%
Hospital	1	46	23,967	0.1%
Total	**44**	**4,554**	**$ 942,276**	**4.2%**

Occupancy

	6/30/14 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	Progressions/ Reclassification	9/30/14 Properties
0% - 50%	16	-	-	5	(6)	15
50% - 70%	8	-	-	0	2	10
70% +	15	(3)	-	3	4	19
Total	**39**	**(3)**	**0**	**8**	**0**	**44**

	9/30/14 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Investment Balance	% of Total Investment
0% - 50%	15	4	$ 23,364	0.7%	$ 228,170	1.0%
50% - 70%	10	18	18,121	0.5%	280,150	1.3%
70% +	19	31	39,364	1.1%	433,956	1.9%
Total	**44**	**19**	**$ 80,849**	**2.3%**	**$ 942,276**	**4.2%**

Notes:

(1) Includes entrance fee properties.

(2) Includes acquisitions, expansions, dispositions and reclassifications.

(3) Includes revenues annualized from amounts presented on page 25.

(dollars in millions at HCN pro rata ownership)

Relationship Investment History


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
2012
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
Existing relationships
New relationships

Gross Investments

	2010	2011	2012	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	Quarterly Average
Existing	$ 1,414	$ 1,775	$ 3,580	$ 2,611	$ 113	$ 1,000	$ 404	$ 156	$ 474	$ 558	$ 636
New	1,595	4,038	1,184	-	1,011	215	-	386	99	126	455
Total	$ 3,009	$ 5,813	$ 4,764	$ 2,611	$ 1,124	$ 1,215	$ 404	$ 542	$ 573	$ 684	$ 1,091
% Existing	47%	31%	75%	100%	10%	82%	100%	29%	83%	82%	58%

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances[1]	Yield	Construction Conversions	Yield	Dispositions	Yield
Jul	$ 7,550	9.0%	$ 4,642	7.9%	$ -	0.0%	$ 6,374	6.2%
Aug	421,160	6.5%	5,223	7.6%	14,008	7.5%	319,043	10.0%
Sep	151,321	6.0%	14,940	8.8%	6,736	8.4%	15,589	9.3%
Total	**$ 580,031**	**6.4%**	**$ 24,805**	**8.3%**	**$ 20,744**	**7.8%**	**$ 341,006**	**9.9%**

Notes:

(1) Includes advances for non-real estate loans.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	Third Quarter 2014						
	Properties	Beds / Units / Square Feet		Gross Amount[1]	Pro Rata Amount[2]	Investment Per Bed / Unit / SqFt	Yield
Real Property Acquisitions							
Seniors housing triple-net	3	312	units	$ 85,136	$ 85,136	$ 272,872	6.7%
Skilled nursing/post-acute	1	104	beds	7,550	7,550	72,596	9.0%
Seniors housing operating	11	818	units	257,137	257,137	314,348	6.6%
Medical office	16	647,247	sf	303,137	230,208	468	6.1%
Total acquisitions	31			$ 652,960	$ 580,031		6.4%
Construction in Progress							
Development projects:							
Seniors housing triple-net	5	460	units	$ 14,682	14,576		
Skilled nursing/post-acute	2	254	beds	281	281		
Seniors housing operating	2	172	units	28,887	28,887		
Medical office	6	431,151	sf	20,922	20,922		
Total development projects	15			$ 64,772	$ 64,666		
Expansion projects:							
Seniors housing triple-net	11	232	units	9,170	9,141		
Seniors housing operating	2	45	units	2,084	1,981		
Total expansion projects	13			$ 11,254	$ 11,122		
Total construction in progress	28			$ 76,026	$ 75,788		
Capital improvements to existing properties				3,618	3,615		7.6%
Loan advances				24,805	24,805		8.4%
Gross investments				$ 757,409	$ 684,239		
Dispositions							
Skilled nursing/post-acute	2	188	beds	15,589	15,589	82,920	9.3%
Hospital	4	270	beds	256,721	256,435	950,819	10.6%
Real property dispositions	6			$ 272,310	$ 272,024		10.5%
Equity investment dispositions				6,374	6,374		6.2%
Loans receivable				62,608	62,608		7.6%
Total dispositions				$ 341,292	$ 341,006		9.9%
Net Investments				$ 416,117	$ 343,233		

(1) Represents 100% of gross investment for consolidated investments and pro rata investment for unconsolidated investments.

(2) Represents the company's pro rata investment amount.

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	Year-To-Date 2014						
	Properties	Beds / Units / Square Feet		Gross Amount[1]	Pro Rata Amount[2]	Investment Per Bed / Unit / SqFt	Yield
Real Property Acquisitions							
Seniors housing triple-net	12	1,382	units	$ 286,536	$ 286,536	$ 207,334	6.5%
Skilled nursing/post-acute	3	332	beds	57,125	57,125	172,063	8.9%
Seniors housing operating	13	1,016	units	302,701	296,935	297,934	6.6%
Medical office	26	1,233,154	sf	519,080	446,151	421	6.2%
Total acquisitions	**54**			**$ 1,165,442**	**$ 1,086,747**		**6.5%**
Construction in Progress							
Development projects:							
Seniors housing triple-net	7	611	units	$ 41,634	41,370		
Skilled nursing/post-acute	4	488	beds	15,902	15,902		
Seniors housing operating	2	172	units	28,887	28,887		
Medical office	9	680,181	sf	71,245	71,245		
Total development projects	**22**			**$ 157,668**	**$ 157,404**		
Expansion projects:							
Seniors housing triple-net	13	253	units	22,131	22,062		
Seniors housing operating	3	42	units	4,433	4,212		
Total expansion projects	**16**			**$ 26,564**	**$ 26,274**		
Total construction in progress	**38**			**$ 184,232**	**$ 183,678**		
Investments in unconsolidated joint ventures	10			385,550	385,550		6.0%
Capital improvements to existing properties				13,481	13,445		7.8%
Loan advances				130,319	130,319		7.8%
Gross investments				**$ 1,879,024**	**$ 1,799,739**		
Dispositions							
Seniors housing triple-net	1	127	units	$ 22,622	$ 22,622	$ 178,126	9.3%
Skilled nursing/post-acute	5	521	beds	34,091	34,091	65,434	9.8%
Hospital	5	334	beds	297,642	297,356	891,144	10.8%
Medical office	2	178,250	sf	45,695	45,695	256	7.6%
Real property dispositions	**13**			**$ 400,050**	**$ 399,764**		**10.3%**
Equity investment dispositions				6,374	6,374		6.2%
Loans receivable				66,558	66,558		7.7%
Total dispositions				**$ 472,982**	**$ 472,696**		**9.8%**
Net investments				**$ 1,406,042**	**$ 1,327,043**		

(1) Represents 100% of gross investment for consolidated investments and pro rata investment for unconsolidated investments.

(2) Represents the company's pro rata investment amount.

(dollars in thousands at HCN pro rata ownership)

Components of NAV

		Total
Annualized NAV NOI[1]		
Seniors housing operating[2]	$	664,836
Seniors housing triple-net		502,704
Skilled nursing /post-acute triple-net		332,960
Medical office		281,632
Hospitals		58,972
Life science		23,468
Total in-place NOI	$	1,864,572
Incremental stabilized NOI[3]		10,213
Total stabilized NOI	$	1,874,785
Obligations		
Lines of credit	$	-
Senior unsecured notes[4]		7,342,328
Secured debt[4]		3,191,004
Capital lease obligations		83,614
Total Debt		10,616,946
Add (Subtract):		
Other liabilities (assets), net[5]		191,091
Cash and cash equivalents		(998,678)
Preferred stock		1,006,250
Net Obligations	$	10,815,609
Other Assets		
Land parcels	$	43,933
Loans receivable[6]	$	417,739
Assets held for sale	$	47,463
Development properties:[7]		
Current balance	$	178,654
Unfunded commitments		216,542
Committed balances	$	395,196
Projected initial yield		7.7%
Projected initial NOI	$	30,430
Diluted Shares Outstanding		312,812

Notes:

(1) See page 25 for reconciliation.

(2) Includes $12,732,000 attributable to our proportional share of income from unconsolidated management company investments.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-cash items such as follows:

Unearned revenues	$	145,473
Below/(above) market lease intangibles, net		47,116
Deferred taxes, net		(9,948)
Derivative liabilities		14,757
Straight-line rent receivable		(256,271)
In place lease intangibles, net		(38,718)
Other non-cash liabilities / (assets), net		14,026
Total non-cash liabilities/(assets), net	$	(83,565)

(6) Includes non-real estate loans.

(7) See page 9.

(dollars in thousands at HCN pro rata ownership)

Net Operating Income[1]

	3Q13	4Q13	1Q14	2Q14	3Q14
Revenues:					
Seniors housing triple-net					
Rental income	$ 110,711	$ 123,690	$ 125,614	$ 126,394	$ 131,376
Interest income	3,269	3,513	3,815	4,091	4,333
Other income	755	218	102	306	816
Total revenues	114,735	127,421	129,531	130,791	136,525
Skilled nursing					
Rental income	87,502	88,101	88,444	98,024	98,780
Interest income	1,769	1,689	1,625	1,575	1,519
Other income	23	26	19	19	19
Total revenues	89,294	89,816	90,088	99,618	100,318
Seniors housing operating					
Resident fees and service	457,553	448,262	456,314	476,302	490,912
Interest income	-	-	-	11	1,054
Other income	144	251	51	1,260	319
Total revenues	457,697	448,513	456,365	477,573	492,285
Medical office					
Rental income	91,121	93,435	97,809	98,869	102,477
Interest income	844	858	873	942	770
Other income	447	420	295	362	206
Total revenues	92,412	94,713	98,977	100,173	103,453
Hospitals					
Rental income	21,148	23,019	22,854	22,627	19,206
Interest income	1,749	2,278	2,281	2,314	1,668
Other income	18	22	22	-	145
Total revenues	22,915	25,319	25,157	24,941	21,019
Life sciences					
Rental income	11,241	11,435	10,977	10,763	9,862
Non-segment/corporate					
Other income	32	19	15	76	106
Total					
Rental income	321,723	339,680	345,698	356,677	361,701
Resident fees and service	457,553	448,262	456,314	476,302	490,912
Interest income	7,631	8,338	8,594	8,933	9,344
Other income	1,419	956	504	2,023	1,611
Total revenues	**788,326**	**797,236**	**811,110**	**843,935**	**863,568**
Property operating expenses:					
Seniors housing operating	304,964	301,814	308,054	315,092	325,093
Medical office buildings	30,446	29,859	32,509	32,816	33,768
Hospitals	309	466	242	447	41
Life science	3,577	4,047	3,842	3,752	3,859
Total property operating expenses	**339,296**	**336,186**	**344,647**	**352,107**	**362,761**
Net operating income:					
Seniors housing triple-net	114,735	127,421	129,531	130,791	136,525
Skilled nursing	89,294	89,816	90,088	99,618	100,318
Seniors housing operating	152,733	146,699	148,311	162,481	167,192
Medical office buildings	61,966	64,854	66,468	67,357	69,685
Hospitals	22,606	24,853	24,915	24,494	20,978
Life science	7,664	7,388	7,135	7,011	6,003
Non-segment/corporate	32	19	15	76	106
Net operating income	**$ 449,030**	**$ 461,050**	**$ 466,463**	**$ 491,828**	**$ 500,807**

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 23. See pages 5, 6 and 8 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended September 30, 2014	Three Months Ended September 30, 2014
Net income	$ 331,522	$ 152,771
Interest expense[2]	484,975	118,435
Income tax expense (benefit)	(5,934)	(10,198)
Depreciation and amortization[2]	892,117	200,970
Stock-based compensation	29,635	4,271
Provision for loan losses	2,110	-
Loss (gain) on extinguishment of debt	6,542	2,692
EBITDA	**$ 1,740,967**	**$ 468,941**
Transaction costs	37,239	13,554
Loss / (gain) on sales of properties	(34,619)	(29,604)
Loss / (gain) on derivatives	406	49
CEO transition costs[3]	10,465	-
Other expenses[4]	10,262	10,262
Timing adjustments and sales/held for sale[5]	(14,171)	(442)
Adjustments	**9,582**	**(6,181)**
Adjusted EBITDA	**$ 1,750,549**	**$ 462,760**
Interest Coverage Ratios		
Interest expense[2]	$ 484,975	$ 118,435
Capitalized interest	7,087	1,779
Non-cash interest expense	(2,790)	(547)
Total interest	**$ 489,272**	**$ 119,667**
EBITDA	$ 1,740,967	$ 468,941
Interest coverage ratio[6]	**3.56x**	**3.92x**
Adjusted EBITDA	$ **1,750,549**	$ **462,760**
Adjusted Interest coverage ratio	**3.58x**	**3.87x**
Fixed Charge Coverage Ratios		
Total interest[2]	$ 489,272	$ 119,667
Secured debt principal amortization	62,119	14,549
Preferred dividends	65,588	16,352
Total fixed charges	**$ 616,979**	**$ 150,568**
EBITDA	$ 1,740,967	$ 468,941
Fixed charge coverage ratio[7]	**2.82x**	**3.11x**
Adjusted EBITDA	$ **1,750,549**	$ **462,760**
Adjusted Fixed charge coverage ratio	**2.84x**	**3.07x**
Net Debt to EBITDA Ratios		
Total debt		$ 10,282,842
Less: cash and cash equivalents[8]		(1,047,010)
Net debt		**$ 9,235,832**
EBITDA Annualized		1,875,764
Net debt to EBITDA ratio		**4.92x**
Adjusted EBITDA Annualized		$ 1,851,040
Net debt to Adjusted EBITDA ratio		**4.99x**

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 23.
(2) Interest expense and depreciation and amortization include properties sold or classified as held for sale.
(3) Costs associated with CEO retirement and transition, including cash-based compensation and professional services.
(4) Costs incurred related to elimination of deferred tax liabilities in the UK and expiration of statute of limitations for unrecognized tax benefits in the US.
(5) Represents timing adjustments for acquisitions, dispositions, construction conversions and segment transitions for the relevant periods. See page 25.
(6) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.
(7) A comparable covenant in our primary unsecured credit facility is a minimum of 1.50 times for the twelve months ended.
(8) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total	Net debt %[7]
Book Capitalization				
Lines of credit	$	-	0.0%	
Long-term debt obligations[1]		10,282,842	43.2%	
Debt to consolidated book capitalization[2]		**10,282,842**	**43.2%**	**40.6%**
Total equity		13,505,422	56.8%	
Consolidated book capitalization	**$**	**23,788,264**	**100.0%**	
Joint venture debt, net[3]		329,284		
Total book capitalization	**$**	**24,117,548**		
Undepreciated Book Capitalization				
Lines of credit	$	-	0.0%	
Long-term debt obligations[1]		10,282,842	38.4%	
Debt to consolidated undepreciated book capitalization		**10,282,842**	**38.4%**	**35.9%**
Accumulated depreciation and amortization		2,959,813	11.1%	
Total equity		13,505,422	50.5%	
Consolidated undepreciated book capitalization	**$**	**26,748,077**	**100.0%**	
Joint venture debt, net[3]		329,284		
Total undepreciated book capitalization	**$**	**27,077,361**		
Enterprise Value				
Lines of credit	$	-	0.0%	
Long-term debt obligations[1]		10,282,842	32.0%	
Debt to consolidated enterprise value		**10,282,842**	**32.0%**	**29.7%**
Common shares outstanding		327,430		
Period end share price		$62.37		
Common equity market capitalization		**20,421,794**	**63.6%**	
Noncontrolling interests		386,229	1.2%	
Preferred stock		1,006,250	3.2%	
Consolidated enterprise value	**$**	**32,097,115**	**100.0%**	
Joint venture debt, net[3]		329,284		
Total enterprise value	**$**	**32,426,399**		
Secured Debt as % of Total Assets[4]				
Secured debt[1]	**$**	**2,893,814**	**11.8%**	
Total assets	$	24,541,722		
Total Debt as % of Total Assets[5]				
Total debt[1]	**$**	**10,282,842**	**41.9%**	
Total assets	$	24,541,722		
Unsecured Debt as % of Unencumbered Assets[6]				
Unsecured debt[1]	**$**	**7,305,414**	**36.5%**	
Unencumbered assets	$	20,011,640		

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured credit facility is a maximum of 60%.

(3) Net of HCN's share of unconsolidated debt and minority partners' share of HCN consolidated debt. See page 20.

(4) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured credit facility is a maximum of 30%.

(5) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(6) A comparable covenant in our primary unsecured credit facility is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

(7) Represents relevant stats presented on a net debt basis which represents consolidated debt minus cash and cash equivalents of $1,047,010,000 (inclusive of IRC section 1031 deposits, if any).

(dollars in thousands at HCN pro rata ownership)

Revenue and Lease Maturity

	Rental Income[1]							
Year	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues[3]	% of Total
2014	-	-	-	3,968	3,968	679	4,647	0.3%
2015	-	-	-	14,297	14,297	656	14,953	1.1%
2016	-	-	-	18,209	18,209	6,547	24,756	1.9%
2017	12,846	2,051	-	26,615	41,512	5,089	46,601	3.5%
2018	37,421	-	-	20,506	57,927	6,226	64,153	4.8%
2019	-	-	-	24,037	24,037	643	24,680	1.9%
2020	13,356	-	-	20,650	34,006	-	34,006	2.6%
2021	10,562	24,280	-	26,558	61,400	1,207	62,607	4.7%
2022	559	40,157	-	40,616	81,332	191	81,523	6.1%
2023	4,675	1,085	-	25,576	31,336	1,841	33,177	2.5%
Thereafter	450,549	320,351	62,883	91,995	925,778	11,802	937,580	70.6%
	$ 529,968	$ 387,924	$ 62,883	$ 313,027	$ 1,293,802	$ 34,881	$ 1,328,683	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12	years
Skilled nursing/post-acute	13	years
Hospitals	14	years
Medical office buildings	7	years
Total	11	years

(dollars in thousands and represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet)

Debt Maturities and Principal Payments

Year	Lines of Credit[1]	Senior Notes[2,3]	Secured Debt	Consolidated Debt[4]	% of Total	HCN share of unconsolidated debt	Less: minority partner share of consolidated debt	Combined Debt	% of Total
2014	$ -	$ -	$ 50,367	$ 50,367	0.5%	$ 7,206	$ 6,221	$ 51,352	0.5%
2015	-	250,000	407,611	657,611	6.4%	226,675	53,282	831,004	7.9%
2016	-	700,000	395,659	1,095,659	10.7%	75,779	28,461	1,142,977	10.9%
2017	-	450,000	353,801	803,801	7.9%	57,260	51,320	809,741	7.7%
2018	-	450,000	432,209	882,209	8.6%	42,854	3,099	921,964	8.8%
2019	-	1,323,055	364,913	1,687,968	16.5%	37,113	10,788	1,714,293	16.3%
2020	-	450,000	132,753	582,753	5.7%	12,946	22,191	573,508	5.4%
Thereafter	-	3,719,273	724,407	4,443,680	43.4%	117,930	73,117	4,488,493	42.5%
Totals	**$ -**	**$ 7,342,328**	**$ 2,861,720**	**$ 10,204,048**	**100%**	**$ 577,763**	**$ 248,479**	**$ 10,533,332**	**100%**
Weighted Avg Interest Rate[5]	0.0%	4.4%	4.9%	4.5%		4.7%	4.1%	4.6%	
Weighted Avg Maturity Years[6]	-	8.4	6.0	7.7		4.3	6.2	7.6	

Fixed and Floating Rate Debt

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 6,619,273	64.9%	$ 6,619,273	62.8%
Secured debt	2,591,340	25.4%	2,822,831	26.8%
Total fixed	**$ 9,210,613**	**90.3%**	**$ 9,442,104**	**89.6%**
Floating Rate Debt				
Lines of credit	$ -	0.0%	$ -	0.0%
Senior notes	723,055	7.1%	723,055	6.9%
Secured debt	270,380	2.6%	368,173	3.5%
Total floating	**$ 993,435**	**9.7%**	**$ 1,091,228**	**10.4%**
Total debt	**$ 10,204,048**	**100.0%**	**$ 10,533,332**	**100.0%**

Notes:

(1) The primary unsecured credit facility has capacity of $2.5 billion with remaining availability of $2.5 billion as of September 30, 2014, and matures on October 31, 2018 (with an option to extend for an additional year at our discretion).

(2) 2019 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $223.1 million USD at exchange rates on September 30, 2014). The loans mature on October 31, 2018 and include an option to extend for an additional year at our discretion. The interest rates on the loans are LIBOR+115bps for USD and CDOR+115bps for CAD.

(3) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately 891.8 million USD at exchange rates on September 30, 2014). The notes mature on November 20, 2028.

(4) Excludes capital lease obligations of $83.6 million, of which $8.3 million mature in April 2015, $1.3 million mature in October 2018, $1.1 million mature in August 2019, $71.2 million mature in April 2023 and $1.7 million with various maturities.

(5) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 105 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(6) $227.4 million of convertible senior notes are puttable/callable on December 1, 2014. Weighted average maturities would be 8.0 years and 7.4 years for senior notes and consolidated debt, respectively, using the earlier date.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced at HCN pro rata ownership percentage.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP at HCN pro rata ownership percentage.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents revenue generating cash funded to triple-net tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments at HCN pro rata ownership percentage.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties subject to triple-net operating leases and loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development).

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

Supplemental Reporting Measures

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period April 1, 2013 to September 30, 2014. Entrance fee communities and any properties acquired, developed, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary unsecured credit facility and senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gains/losses on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary unsecured credit facility and senior unsecured notes and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:		3Q13	4Q13	1Q14	2Q14	3Q14
Net operating income[1]	$	449,030 $	461,050 $	466,463 $	491,828 $	500,807
Reconciling items:						
Interest expense[2]		(116,537)	(124,485)	(120,956)	(121,099)	(118,435)
Depreciation and amortization[2]		(242,981)	(243,380)	(233,318)	(214,449)	(200,970)
General & administrative expenses		(28,718)	(28,519)	(32,865)	(51,660)	(30,803)
Transaction costs		(23,591)	(15,693)	(952)	(7,040)	(13,554)
Gain (loss) on derivatives, net		(4,872)	(6)	-	(351)	(49)
Gain (loss) on extinguishment of debt, net		4,068	(3,467)	148	(531)	(2,692)
Provision for loan losses		-	(2,110)	-	-	-
Other expenses		-	-	-	-	(10,262)
Income tax benefit (expense)		(3,077)	(435)	(2,260)	(1,569)	10,198
Non-operating expenses from unconsolidated entities & noncontrolling interests		(4,424)	(9,194)	(11,060)	(20,354)	(11,073)
Gain (loss) on sales of properties, net		4,707	(8,064)	-	13,079	29,604
Preferred dividends		(16,602)	(16,531)	(16,353)	(16,352)	(16,352)
Loss (income) attributable to noncontrolling interests		3,688	2,307	1,175	327	(164)
		(428,339)	(449,577)	(416,441)	(419,999)	(364,552)
Net income (loss) attributable to common stockholders	$	20,691 $	11,473 $	50,022 $	71,829 $	136,255

Seniors Housing Operating REVPOR Reconciliation:		3Q13		4Q13		1Q14		2Q14		3Q14
Consolidated revenues	$	466,296	$	452,030	$	456,319	$	468,914	$	483,791
Unconsolidated revenues attributable to HCN[3]		23,511		24,619		28,001		37,176		37,763
Less revenues attributable to noncontrolling interests[4]		(32,109)		(28,136)		(27,955)		(28,517)		(29,269)
Total revenues at HCN pro rata ownership	$	457,698	$	448,513	$	456,365	$	477,573	$	492,285
Less revenues not included in REVPOR calculation		-		-		-		(1,189)		(1,322)
Less revenues attributable to transitioned properties[5]		(22,639)		-		-		-		-
Less non U.S. revenues		(125,387)		(130,478)		(129,478)		(132,801)		(140,887)
Total U.S. revenues		309,672		318,035		326,887		343,583		350,076
Average occupied units/month		16,432		16,649		17,010		17,740		17,928
REVPOR/month	$	6,231	$	6,316	$	6,495	$	6,474	$	6,456

Notes:
(1) See page 16.
(2) Includes amounts related to properties sold or classified as held for sale.
(3) Represents HCN's interest in joint venture properties in which HCN is the minority partner.
(4) Represents minority partners' share in joint venture properties in which HCN is the majority partner.
(5) Represents revenues associated with properties transitioned to the seniors housing triple-net segment during the quarter.

(dollars in thousands at HCN pro rata ownership)

NAV NOI Reconciliation

	Seniors housing triple-net	Skilled nursing/post-acute	Senior housing operating	Medical office	Hospital	Life science	Corporate / other	Total
Current quarter:								
Revenues	$ 136,525	$ 100,318	$ 492,285	$ 103,453	$ 21,019	$ 9,862	$ 106	$ 863,568
Property operating expenses	-	-	325,093	33,768	41	3,859	-	362,761
Net operating income[1]	**$ 136,525**	**$ 100,318**	**$ 167,192**	**$ 69,685**	**$ 20,978**	**$ 6,003**	**$ 106**	**$ 500,807**
Adjust:								
Interest Income	(4,333)	(1,519)	(1,054)	(770)	(1,668)	-	-	(9,344)
Other Income	(816)	(19)	(319)	(206)	(145)	-	(106)	(1,611)
Sold / Held for sale	(131)	(1,741)	-	-	(3,584)	-	-	(5,456)
Non-Cash NOI	(6,451)	(13,799)	3	(2,046)	(838)	(136)	-	(23,267)
Timing Adjustments[2]	882	-	387	3,745	-	-	-	5,014
NAV NOI at HCN ownership %	**$ 125,676**	**$ 83,240**	**$ 166,209**	**$ 70,408**	**$ 14,743**	**$ 5,867**	**-**	**$ 466,143**
Annualized NAV NOI at HCN ownership %	**$ 502,704**	**$ 332,960**	**$ 664,836**	**$ 281,632**	**$ 58,972**	**$ 23,468**	**-**	**$ 1,864,572**

Notes:

(1) See pages 16 and 24.

(2) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(dollars in thousands at HCN pro rata ownership)

Same Store Cash NOI Reconciliation

	3Q13	4Q13	1Q14	2Q14	3Q14
Seniors housing triple-net					
NOI	$ 114,735	$ 127,421	$ 129,531	$ 130,791	$ 136,525
Non-cash NOI on same store properties	(1,854)	(1,502)	(1,477)	(1,515)	(2,184)
NOI attributable to non-same store properties	(20,755)	(33,412)	(34,711)	(35,418)	(39,722)
SSCNOI	92,126	92,507	93,343	93,858	94,619
Skilled nursing/post-acute					
NOI	89,294	89,816	90,088	99,618	100,318
Non-cash NOI on same store properties	(6,922)	(6,987)	(6,964)	(13,379)	(13,233)
NOI attributable to non-same store properties	(5,742)	(6,286)	(6,161)	(7,474)	(8,187)
SSCNOI	76,630	76,543	76,963	78,765	78,898
Seniors housing operating					
NOI	152,733	146,699	148,311	162,481	167,192
Non-cash NOI on same store properties	510	194	263	264	247
NOI attributable to non-same store properties	(8,111)	377	(2,936)	(8,399)	(9,351)
NOI attributable to pre-HCN ownership[1]	986	10	1	-	-
Normalizing adjustments[2]	2,831	2,142	1,893	1,224	2,162
SSCNOI	148,949	149,422	147,532	155,570	160,250
Hospitals					
NOI	22,606	24,853	24,915	24,494	20,978
Non-cash NOI on same store properties	(103)	(246)	(246)	(198)	(684)
NOI attributable to non-same store properties	(11,013)	(13,063)	(13,159)	(12,620)	(8,505)
SSCNOI	11,490	11,544	11,510	11,676	11,789
Medical Office					
NOI	61,966	64,854	66,468	67,357	69,685
Non-cash NOI on same store properties	(2,536)	(1,832)	(1,709)	(1,523)	(1,163)
NOI attributable to non-same store properties	(3,275)	(5,893)	(7,173)	(7,796)	(10,501)
SSCNOI	56,155	57,129	57,586	58,038	58,021
Life Science					
NOI	7,664	7,388	7,135	7,011	6,003
Non-cash NOI on same store properties	(604)	(522)	(464)	(136)	(136)
SSCNOI	7,060	6,866	6,671	6,875	5,867
Corporate					
NOI	32	19	15	76	106
NOI attributable to non-same store properties	(32)	(19)	(15)	(76)	(106)
SSCNOI	-	-	-	-	-
Total					
NOI	449,030	461,050	466,463	491,828	500,807
Non-cash NOI on same store properties	(11,509)	(10,895)	(10,597)	(16,487)	(17,153)
NOI attributable to non-same store properties	(48,928)	(58,296)	(64,155)	(71,783)	(76,372)
Same store cash NOI pre-HCN ownership	986	10	1	-	-
Normalizing Adjustments	2,831	2,142	1,893	1,224	2,162
SSCNOI	$ 392,410	$ 394,011	$ 393,605	$ 404,782	$ 409,444

Notes :

(1) Includes the majority partner's share of NOI for certain Sunrise properties in which HCN previously had a minority interest but owned 100% in 3Q14.

(2) Includes adjustments to normalize management fees at the contractual rate, adjustments to translate Canadian properties at a USD/CAD rate of 1.01, and adjustments to translate UK properties at a GBP/USD rate of 1.60.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated November 4, 2014 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com